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                                                                  Exhibit 10(oo)

                            BASE TEN SYSTEMS, INC.

                    OMNIBUS CONVERTIBLE TERM DEBENTURE HOLDER
                               WAIVER AND CONSENT
              REGARDING SALE OF THE GOVERNMENT TECHNOLOGY DIVISION
                                      and
                 AMENDMENT NO.1 TO CONVERTIBLE TERM DEBENTURE


Base Ten Systems, Inc.
One Electronics Drive
Trenton, New Jersey 08619

   Reference is made to that certain Securities Purchase Agreement (the "Securities Agreement"), and to that certain Convertible Term Debenture (the "Convertible Debenture"), each of which is dated as of May 30, 1997, and each of which is by and between Base Ten Systems, Inc., a New Jersey corporation (the "Company"), and each of The Tail Wind Fund, Ltd. ("Tail Wind") and RGC International Investors, LDC ("RGC") (Tail Wind and RGC each being a "Holder," and collectively, the "Holders").

   1. The Company has informed each Holder that the Company intends to sell all or substantially all of the assets of the Government Technology Division ("GTD") of the Company ("Sale") to a newly-formed company ("Purchaser") that will be managed by certain members of the Company's senior management who have been over time and currently are significantly involved in the business and development of the GTD, on terms and conditions to be set forth in a definitive Asset Purchase Agreement by and between the Company and Purchaser.

   2.(a) Pursuant to Section 4(j) of the Securities Agreement, the Company is required to maintain its corporate existence except in the event of a merger, consolidation or sale of all or substantially all of the assets of the Company under certain instances, none of which exceptions is or would be available with respect to the Sale.

     (b) Each Holder hereby acknowledges that it has been given the information it requires with respect to the Sale in order to knowingly waive its rights with respect thereto. Subject to paragraph 4 hereof, each Holder hereby waives its right to bring any cause of action for a breach of Section 4(j) by the Company in connection with or arising from the Sale or any other matter contemplated by the Asset Purchase Agreement, and hereby agrees that the Sale is not and will not be subject to Section 4(j) of the Securities Agreement.

   3.(a) Pursuant to Article VIII of the Convertible Debenture, the consummation of any sale of all or substantially all of the assets of the Company constitutes an Event of Default of the Convertible Debenture upon which each Holder can demand payment of the Default Amount (as such herein is defined in the Convertible Debenture).

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         (b) Subject to paragraph 4 hereof, each Holder hereby waives any right to demand payment of such Default Amount upon the consummation of the Sale, and hereby consents to the Sale by the Company.

     4. As a condition precedent to the waiver and consent of each Holder set forth above, the Company and each of the Holders agree that paragraph E of Article III of each Convertible Debenture is hereby amended by inserting the following additional sentences as the second, third and fourth sentences thereof:

   "Notwithstanding the foregoing, if the sale of all or substantially all of the assets of the Government Technology Division of the Corporation (the "Sale") to a newly-formed company that will be managed by certain members of the Corporation's senior management is consummated, in no event shall the Conversion Price exceed the product obtained by multiplying (x) a fraction (not in excess of 1.00), the numerator of which is the average of the Closing Bid Prices for the Class A Common Stock for the 10 consecutive trading days commencing on the first trading day following the first public announcement by the Corporation of the proposed Sale (the "Post-Announcement Period"), and the denominator of which is the average of the Closing Bid Prices for the Class A Common Stock for the four consecutive trading days, if any, commencing no earlier than October 21, 1997 (unless public announcement by the Corporation of the proposed Sale is required by Nasdaq to be made prior to the close of trading on October 21, 1997, in which event October 20, 1997 shall be included) and ending on the last trading day immediately preceding the first public announcement by the Corporation of the proposed Sale (the "Pre-Announcement Period"), by (y)(i) $13.50 with respect to any Conversion Date occurring prior to May 30, 1998, or (ii) $14.00 with respect to any Conversion Date occurring on or after May 30, 1998. In no event shall the Conversion Price be increased by reason of the foregoing sentence. In the event the Holder engages in short sale transactions in the Class A Common Stock during the Post-Announcement Period, the Holder will use its best efforts to conduct such transactions so as to not complete or effect any such sale on any trading day during such period at a price which is lower than the lowest sale effected on such day by persons other than the Holder, and shall give the Corporation access on a confidential basis to all trading records reasonably necessary to monitor compliance with the foregoing. In the event such a sale is completed or effected at a price lower than the lowest sale effected on such day by persons other than the Holder, the Corporation may elect not to include the Closing Bid Price for such day in the foregoing calculation.''



     5. Except as expressly consented to, amended or waived hereby, each and every term, covenant and condition of the Securities Agreement and of the Convertible Debenture shall continue in full force and effect. Neither the request for, or execution or delivery of this Waiver and Consent and Amendment No. 1 shall be deemed to create or imply any construction, interpretation or application of the Securities Agreement or Convertible Debenture as applied to

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the Sale or any other future transaction or course of conduct between the
Company and the undersigned, other than as expressed in paragraph 4 above.

     IN WITNESS WHEREOF, the undersigned hereby execute this Waiver and Consent and Amendment No. 1 as of the day and year set forth below.

                              THE TAIL WIND FUND, LTD.



                              By: /s/ Sherrill Pletscher /s/ Anita M. Donaldson
                                 -----------------------------------------------
                              Name:  Sherrill Pletscher /s/ Anita M. Donaldson,
                              Title: Authorized Signatory Director


                              RGC INTERNATIONAL INVESTORS, LDC

                              By: Rose Glen Capital Management L.P.

                                     By:   RGC General Partner Corp.

                                           By: /s/ Gary S. Kaminsky
                                           Name:  Gary S. Kaminsky
                                           Title: Managing Director


Agreed and Accepted:

BASE TEN SYSTEMS, INC.


By: /s/ Myles Kranzler
   -----------------------
Name:  Myles Kranzler
Title: Chairman and CEO

Dated: October 20, 1997